Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Omniome Equity Incentive Plan of Pacific Biosciences of California, Inc. of our report dated February 26, 2021, with respect to the consolidated financial statements of Pacific Biosciences of California, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

September 20, 2021